As filed with the Securities and Exchange
                         Commission on October 9, 2002

                                  SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934



Filed by the Registrant                                       |X|

Filed by a Party other than the Registrant                    |_|


Check the appropriate box:

|_|  Preliminary Proxy Statement

|X|  Definitive Proxy Statement

     Definitive Additional Materials

|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


                         Spectrum Organic Products, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                         SPECTRUM ORGANIC PRODUCTS, INC.
                        1304 South Point Blvd., Ste. 280
                               Petaluma, CA 94954
                            Telephone: (707) 778-8900

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held November 6, 2002

     NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of Spectrum Organic Products, Inc., a California corporation ("Spectrum" or "the Company"), will be held on Wednesday, November 6, 2002 at 9:00 a.m. PST at the Spectrum Organic Products, Inc. headquarters, at 1304 South Point Boulevard, Suite 280, Petaluma, CA 94954 (the "Meeting") for the purpose of considering and voting upon the following matters:

     1. To approve a revision to Section 15 of the Company's Bylaws increasing the authorized number of directors from five to a minimum of five and a maximum of nine.

     2. To elect five Director Nominees to another term and to elect two Director Nominees to their initial terms.

     3. To approve an amendment to the Company's Amended and Restated 1995 Stock Option Plan (the "Plan") increasing the number of shares of common stock reserved for issuance under the Plan from 4,500,000 to 7,000,000 shares.

     4. To ratify the appointment of BDO Seidman, LLP as the Company's independent public accountants for the current fiscal year.

     5. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on October 1, 2002 are entitled to receive notice of and to vote at the meeting. A list of the Company's stockholders shall be open for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at the principal executive offices of the Company, 1304 South Point Boulevard, Suite 280, Petaluma, California. The list will also be available at the Meeting.

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 as filed with the Securities and Exchange Commission, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

     If you are a Registered Shareholder please sign and date the accompanying proxy card and return it promptly in the enclosed postage-paid envelope whether or not you plan to attend the meeting in person. If you are a Beneficial Shareholder please follow the instructions on the enclosed Vote Instruction Form.

     If you attend the annual meeting, you may vote in person if you wish, even if you previously have returned your proxy card. The proxy may be revoked at any time prior to its exercise.

                                           By Order of the Board of Directors,


                                           Jethren P. Phillips,
                                           Chairman of the Board

                         SPECTRUM ORGANIC PRODUCTS, INC.
                      1304 South Point Boulevard, Suite 280
                               Petaluma, CA 94954
                            Telephone: (707) 778-8900

                   -------------------------------------------

                                 PROXY STATEMENT

                   For the 2002 Annual Meeting of Stockholders

                  -------------------------------------------

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Spectrum Organic Products, Inc., a California corporation ("Spectrum" or "the Company"), for use at the Annual Meeting of Stockholders to be held on Wednesday, November 6, 2002 at 9:00a.m. PST at the Spectrum Organic Products, Inc. headquarters at 1304 South Point Boulevard, Suite 280, Petaluma, CA 94954 and at any adjournments thereof (the "Meeting").

     All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

     On October 1, 2002, the record date for determination of stockholders entitled to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 45,698,661 shares of common stock of the Company, no par value per share (the "Common Stock"). Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting. With respect to the election of directors, stockholders may exercise cumulative voting rights. Under cumulative voting, each holder of common stock will be entitled to seven votes for each share held. Each stockholder may give one candidate, who has been nominated prior to voting, all the votes such stockholder is entitled to cast or may distribute such votes among as many such candidates as the stockholder chooses. However, no shareholder will be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. Unless the proxy holders are otherwise instructed, stockholders by means of the accompanying proxy, will grant the proxy holders discretionary authority to cumulate votes.

     The Notice of Meeting, this Proxy Statement, the enclosed Proxy Card and the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2001 are being mailed to stockholders on or about October 15, 2002. The Company will bear the cost of soliciting proxies from stockholders.

VOTING SECURITIES AND PRINCIPLE HOLDERS THEREOF

     As of October 1, 2002 Spectrum had issued and outstanding 45,698,661 shares of common stock, none of which were held as treasury stock.

Stock Ownership of Certain Beneficial Owners and Management

     The following table sets forth information concerning the holdings of common stock and vested common stock options by each Named Executive Officer, by each director and by all directors and executive officers as a group as of October 1, 2002. All shares are owned beneficially and of record. The address of all persons is in care of the Company at 1304 South Point Blvd, Suite 280, Petaluma, California.

Name and Title                               No. of Shares(1)   Percent of Class
--------------                               ----------------   ----------------

Jethren P. Phillips, Chairman of the Board       31,519,328          66.8%
John R. Battendieri, Director                     3,999,999           8.5
Neil G. Blomquist, President & CEO                1,682,683           3.6
Phillip L. Moore, Director                          348,513            *
Thomas B. Simone, Director                          260,000            *
Robert B. Fowles, CFO and Secretary                 187,500            *
Charles A. Lynch, Director                          140,500            *
Hubert H. Holcombe, Vice President-Operations       125,000            *
                                                 ----------          -----
All officers and directors as a group
(8 persons)                                      38,263,523          81.1%
                                                 ==========          =====

 *   Less than 1%
(1) The number of shares shown represent the total shares beneficially owned by each individual and shares which are issuable upon the exercise of all stock options which are currently exercisable or will become exercisable within 60 days of the record date. Specifically, the following individuals have the right to acquire the following shares upon the exercise of such stock options: Mr. Battendieri - 25,000 shares, Mr. Blomquist - 865,515 shares, Mr. Moore - 92,500 shares, Mr. Simone - 100,000 shares, Mr. Lynch - 112,500 shares, Mr. Fowles - 187,500 shares, and Mr. Holcombe - 125,000 shares.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all reports they file under Section 16(a).

     To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 2001 with no exceptions.

Votes Required

     The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

     The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting on the matter is required for the approval of the amendment to the Company's Amended and Restated 1995 Stock Option Plan and the ratification of the appointment of BDO Seidman, LLP as the Company's independent public accountants for the current fiscal year.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter.


                     PROPOSAL 1 - REVISION OF COMPANY BYLAWS

     The Bylaws of the Company currently specify that there will be only five directors of the Company. This has been a sufficient number in the past. However, the Company desires to revise its bylaws and increase the number of directors to a minimum of five and a maximum of nine. This will enable the Company to add additional independent directors to serve on its Audit Committee and Compensation Committee and also give the Company more flexibility in adding additional directors in the future as the Company's growth and additional sophistication warrant.

     The Company recommends that shareholders vote FOR this proposal. The proxy will be voted FOR this proposal unless otherwise directed.


                   PROPOSAL 2 - ELECTION OF DIRECTOR NOMINEES

     The Company recommends that the Board of Directors for the remaining term prior to the next annual meeting of shareholders consist of seven directors. The Director Nominees will be elected at the annual meeting to serve for another term expiring at the Company's next annual meeting of shareholders or until their successors have been elected and qualified, or until the earliest of their death, resignation or retirement.

     The Company recommends that shareholders vote FOR each Director Nominee. The proxy will be voted FOR each Director Nominee unless otherwise directed.


     The following table indicates the age, residence, principal occupation, positions and offices held within the Company and the year first elected as a director for each of the Director Nominees:

                                                                 Positions and Offices   Year First Elected
Name, Residence, and Age         Present Occupation               Held with Spectrum        as Director
------------------------         ------------------               ------------------        -----------
Jethren P. Phillips, 51       Chairman of the Board             Founder, CEO, Chairman          1999
Santa Rosa, CA                                                  of the Board

John R. Battendieri, 56       Owner, Running Stream Food        Director, Former VP -           1988
Soquel, CA                    and Beverage, Inc.                Business Development

Phillip L. Moore, 53          Owner, Moore Consulting           Director                        1999
Incline Village, NV

Charles A. Lynch, 75          Chairman, Market Value            Director                        2000
Atherton, CA                  Partners Co.

Thomas B. Simone, 60          Principal, Simone & Associates    Director                        2000
Santa Rosa, CA

Neil G. Blomquist, 50         President and CEO                 Chief Operating Officer,
Sebastopol, CA                                                  Director of Sales and
                                                                Marketing
Conrad W. Hewitt, 65          Consultant
Napa, CA


     The following is a brief summary of the business experience of each Director Nominee of the Company for at least the last five years:

     Jethren P. Phillips has been Chairman of the Board of Directors since the merger in October 1999 which created Spectrum Organic Products, Inc. He also served as Chief Executive Officer of the Company from the merger until August 31, 2002. Mr. Phillips founded Spectrum Naturals, Inc. in 1981 and served as its Chief Executive Officer and Chairman of the Board of Directors since its inception. In 1995 he founded Spectrum Commodities, Inc., an organic and natural food ingredients affiliate. Mr. Phillips has been involved in the natural product industry since 1972. He attended California State University at Los Angeles and Humboldt.

     John R. Battendieri founded Running Stream Food and Beverage, Inc. in April 2002 to act as a consulting service for private label food and beverage products for Spectrum and other natural and organic food companies. Mr. Battendieri founded Organic Food Products, Inc. in 1988 and served as its President and as a director since 1988 and as its Chief Executive Officer from October 1998 until the merger with Spectrum in October 1999. In 1987 he founded Santa Cruz Naturals, an organic fruit juice company, which he sold to the J.M. Smucker Company in 1992. Mr. Battendieri has grown, developed and marketed a wide variety of natural food products for more than 25 years. He attended Southern Illinois University.

     Phillip L. Moore has been a Director of the Company since October 6, 1999 and is owner of Moore Consulting, a management consulting business established in 1996 to provide advisory services to the food industry. Mr. Moore has 25 years of experience in the food industry and was President of Perimeter Sales and Merchandising prior to founding Moore Consulting. Mr. Moore holds a Bachelor of Science degree in Accounting and Business from Guilford College of North Carolina. Mr. Moore is a Member of the Audit Committee and Compensation Committee.

     Charles A. Lynch became a Director on April 1, 2000 and is Chairman of Market Value Partners Company, a management and advisory source for existing and emerging businesses. He has had executive management responsibility for 70-plus companies, primarily in consumer related businesses, and has been a director of over 20 major corporations. Mr. Lynch currently serves as Chairman of the Board of Fresh Choice, Inc. and also serves as a director of Shari's Management Corporation and SRI International, Inc. Mr. Lynch received his Bachelor of Science degree from Yale University and an Honorary Degree of Doctors of Law from Golden Gate University. Mr. Lynch is Chairman of the Audit Committee and Chairman of the Compensation Committee.

     Thomas B. Simone has been a Director of the Company since December 2000, and is a principal of Simone & Associates, a management and advisory firm that invests in and consults with healthcare and natural products companies. Mr. Simone also serves as Chairman of the Board of United Natural Foods, Inc., the largest distributor of natural products in the industry. Prior to forming Simone & Associates, Mr. Simone was President of McKesson Drug Company, America's largest pharmaceutical wholesaler. During his twenty-year career with McKesson, Mr. Simone also served as Vice President of Finance for McKesson Corporation, Executive Vice President of PCS Health Systems, and Vice President & Controller. Mr. Simone holds Bachelor of Science and Master of Business Administration degrees from DePaul University. Mr. Simone is a Member of the Audit Committee and Compensation Committee.

     Neil G. Blomquist was appointed President and Chief Executive Officer of the Company on September 1, 2002. Prior to that he served as SNI's President and Chief Operating Officer since January 1994, and served as its Director of Sales and Marketing from 1989 to 1994. Mr. Blomquist has served on the Board of Directors of the California Olive Oil Council since 1996 and has been involved in the organic and natural foods industry for more than 25 years. Mr. Blomquist holds a Bachelor of Science degree in Business Management and Economics from the University of South Dakota.

     Conrad W. Hewitt has been a consultant since 1998. Prior to that, he served as the Commissioner for the State of California Department of Financial Institutions from 1997 to 1998, and as the State of California Superintendent of Banking from 1995 to 1997. From 1962 to 1995, Mr. Hewitt was a Managing Partner with Ernst & Young's satellite offices in San Francisco, Seattle, and Honolulu. Mr. Hewitt currently serves as a Director on the boards of Global Intermodal Systems, Inc. in San Ramon, California, North Bay Bancorp in Napa, California, ADPAC in San Francisco, California, Point West Capital Corporation in San Francisco, California, and Click Books, Inc. in Oakland, California. He is also on the Advisory Board of Directors for Clark/Bardes Consulting in Dallas, Texas, and Private Capital Corporation in Novato, California. Mr. Hewitt holds a Bachelor of Science degree in Finance and Banking from the University of Illinois, and did his post graduate study at the University of Southern California. He is a member of the National Association of Corporate Directors and the American Institute of CPAs.


         PROPOSAL 3 - AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN

     The Compensation Committee of the Board of Directors recommends an amendment to the Company's 1995 Stock Option Plan (the "Plan") increasing the number of shares authorized under the Plan from 4,500,000 shares to 7,000,000 shares. The increase is necessary in order to attract and retain directors and employees of high caliber that the Company needs in order to succeed in the current business environment.

     As of October 1, 2002 there were 3,632,115 options outstanding. Under the Plan options are issued at the fair market value of the Company's stock on the date of grant and will expire in ten years, if not exercised earlier. Options vest ratably over a four year period for employees and three years for directors. All options are granted at the discretion of the Compensation Committee of the Board of Directors.

     The following table summarizes the activity under the Plan for the years ended December 31, 2001 and 2000:

                                            2001                    2000
                                     -------------------    --------------------
                                                Weighted                Weighted
                                                Average                 Average
                                                Exercise                Exercise
                                      Shares     Price       Shares      Price
                                     ------------------------------------------
Outstanding, beginning of year       2,010,115   $ 0.41     1,380,515    $ 0.59

Options granted                      1,256,400     0.59     1,157,200      0.44

Cancelled or expired                   (41,200)    0.44      (527,600)     0.93
                                     ------------------------------------------

Outstanding, end of year             3,225,315   $ 0.48     2,010,115    $ 0.41
                                     ==========================================

Options exercisable at year end      1,457,448   $ 0.67       627,289    $ 0.39
                                     ==========================================
Weighted average fair value of
 options granted during the year                 $ 0.59                  $ 0.43
                                     ==========================================


     The following table discloses exercise prices and remaining lives of options outstanding or exercisable as of December 31, 2001:


                          Options Outstanding                     Options Exercisable
                 -------------------------------------   --------------------------------------
                                 Weighted                                Weighted
                                 Average      Weighted                   Average       Weighted
                    Number      Remaining     Average       Number      Remaining      Average
   Range of      Outstanding   Contractual    Exercise   Exercisable   Contractual     Exercise
Exercise Price   at 12/31/01   Life (Years)    Price     at 12/31/01   Life (Years)     Price
-----------------------------------------------------------------------------------------------
$0-$0.25            781,400        9.7         $0.22         93,333        9.3          $0.25
$0.26-$0.50       2,196,915        8.2          0.37      1,117,115        7.4           0.35
$0.51-$2.50         247,000        1.2          2.27        247,000        1.2           2.27
-----------------------------------------------------------------------------------------------
$0-$2.50          3,225,315        8.0         $0.48      1,457,448        6.4          $0.67
===============================================================================================


     The Company recommends that shareholders vote FOR this proposal. The proxy will be voted FOR this proposal unless otherwise directed.

                                       7

                 PROPOSAL 4 - RATIFICATION OF THE APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed BDO Seidman, LLP as independent public accountants of the Company for the fiscal year ending December 31, 2002 subject to ratification by stockholders at the Meeting. A representative of BDO Seidman, LLP is expected to be present at the Meeting to respond to appropriate questions, and to make a statement if he or she so desires.

     The Board of Directors believes the ratification of the appointment of BDO Seidman, LLP is in the best interests of the Company and its stockholders and recommends a vote FOR such ratification. The proxy will be voted FOR this proposal unless otherwise indicated.


                           PROPOSAL 5 - OTHER BUSINESS

The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Any proposal that a stockholder of the Company wishes to be considered for inclusion in the Company's proxy statement and proxy card for the Company's 2003 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its offices, 1304 South Point Blvd., Ste. 280, Petaluma, California 94954, no later than December 31, 2002.

Board and Committee Meetings

     The Board of Directors of the Company met five times (including two telephone conferences) during fiscal 2001. All directors attended all of the meetings of the Board of Directors and of the committees on which they served.

     The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for executives and administers and recommends grants of stock options pursuant to the Company's Amended and Restated 1995 Stock Option Plan. The Compensation Committee, which held two meetings during fiscal 2001, consists of Messrs. Lynch, Simone and Moore. Mr. Lynch serves as Chairman.

     The Board of Directors has an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee, which held four meetings during fiscal 2001, consists of Messrs. Simone, Moore and Lynch. Mr. Lynch serves as Chairman.

Report of the Audit Committee

     The Audit Committee of the Board of Directors (for purposes of this report, the "Committee") is composed of three outside directors. The Committee has prepared the following report on its activities with respect to the Company's audited financial statements for the fiscal year ended December 31, 2001 (the "audited financial statements").

     Spectrum's audited financial statements at and for the three year period ended December 31, 2001 are included in Spectrum's Annual Report on Form 10-K for the fiscal year 2001. Spectrum, acting through its management and board of directors, has the primary responsibility for the financial statements and the reporting process, including the systems of internal accounting controls. BDO Seidman, LLP, independent auditors engaged by Spectrum, are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America.

     The Audit Committee oversees Spectrum's financial reporting process on behalf of the board of directors. In fulfilling its oversight responsibilities, the Committee has reviewed the audited financial statements with Spectrum's management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee has also reviewed with BDO Seidman, LLP their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States of America.

     The Audit Committee has discussed with BDO Seidman, LLP their independence in relation to Spectrum and Spectrum's management, including the matters addressed in the written disclosures provided to Spectrum by BDO Seidman, as required by the Independence Standards Board, the standard-setting body governing the independence of auditors in relation to their public company clients. Fees for the 2001 annual audit were $75,000. Fees paid during 2001 for audit related services were $48,200 and fees for non-audit services were $27,200, totaling $75,400 for all other fees paid during 2001. Audit related services include fees for quarterly reviews, attendance at Audit Committee meetings and income tax financial statement disclosures. Non-audit services consisted principally of fees for tax services and the sale of the tomato-based product lines and related Form 8-K. No information technology consulting services were provided by the independent auditors. The Committee has considered whether the provision of non-audit services by BDO Seidman is compatible with maintaining their independence.

     The Audit Committee has discussed with the Company's management and BDO Seidman, LLP the overall scope and plans for their audits. The Committee meets regularly with BDO Seidman, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal accounting and financial reporting controls, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

     This report respectfully submitted by:

     Charles A. Lynch, Chairman
     Phillip L. Moore
     Thomas B. Simone
     Members of the Audit Committee


Director Compensation

     Under new arrangements which began January 1, 2001 the Company's non-executive directors have the choice of annual cash compensation of $10,000 and 25,000 stock options at the market price on the date of grant with a four year vesting schedule, or 80,000 stock options for serving on the Board and 20,000 additional stock options for Chairmanship of a Committee, at the market price on the date of grant, with one-third vested immediately and the remainder vesting ratably over two years. Under either choice, non-executive directors will be reimbursed for out-of-pocket expenses incurred in attending Board meetings. All three non-executive directors chose the option package for 2001.

     During February 2001, Mr. Lynch and Mr. Moore elected to receive 32,000 shares each of SPOP restricted common stock in lieu of the Board fees for 2000 due to them of $10,000 each in a transaction approved by the Company's disinterested Board members. The shares were issued at $.3125 per share, the closing price of the Company's common stock as quoted on the OTC Bulletin Board system on the date the Board approved the transaction.


                  EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

Summary Compensation Table

     The following table summarizes the annual compensation awarded or paid during the last three fiscal years for the Company's Chief Executive Officer and the next five most highly compensated officers (hereinafter, the "Named
Executive Officers").

                           Summary Compensation Table
                           --------------------------

                                                                       Long-term
                                           Annual Compensation        Compensation
                                     ------------------------------   ------------
                                                             Other     Securities
                             Fiscal                         Compen-    Underlying
    Name and Position         Year    Salary     Bonus      sation      Options
    -----------------         ----    ------     -----      ------      -------
Jethren P. Phillips           2001   $205,000   $   --     $  5,600        --
  Chief Executive Officer &   2000   $240,000   $   --     $ 11,500        --
  Chairman of the Board       1999   $237,500   $ 57,800   $ 11,000        --

Neil G. Blomquist             2001   $148,600   $ 28,100   $  4,600        --
  President,                  2000   $150,000   $   --     $  5,000      50,000
  Consumer Brands             1999   $149,100   $ 27,300   $  5,100        --

Joseph J. Stern (2)           2001   $148,600   $ 32,500   $ 20,300(1)     --
  President,                  2000   $150,000   $   --     $ 11,400(1)   50,000
  Industrial Ingredients      1999   $107,500   $ 67,300   $ 46,500(1)     --

John R. Battendieri (2)       2001   $145,400   $ 30,200   $  7,400(1)     --
  Vice President,             2000   $127,000   $   --     $ 19,700(1)   50,000
  Business Development        1999   $109,300   $   --     $ 45,600(1)     --

Hubert H. Holcombe (3)        2001   $120,500   $ 21,500   $   --          --
  Vice President,             2000   $120,000   $   --     $   --       250,000
  Operations                  1999   $  5,900   $   --     $   --          --

Robert B. Fowles (4)          2001   $120,500   $ 23,800   $   --       250,000
  Chief Financial Officer     2000   $ 57,300   $   --     $   --       250,000
                              1999   $   --     $   --     $   --          --

(1)  Includes interest income from shareholder's note.
(2) Mr. Stern and Mr. Battendieri served in the executive capacities indicated until April 25, 2002 when the Company divested the Organic Ingredients business.
(3)  Mr. Holcombe joined the Company on November 29, 1999.
(4)  Mr. Fowles joined the Company on June 26, 2000.


                                       10

Option Grant Table

     The following table sets forth the options granted to the Named Executive Officers for the year ended December 31, 2001. During the year there were no exercises of stock options by the Named Executive Officers.

                                Individual Grants
                                -----------------

                     Number of       % of Total
                     Securities   Options Granted
                     Underlying     to Employees    Exercise or
                  Options Granted     In 2001       Base Price   Expiration Date
                  ---------------     -------       ----------   ---------------

Robert B. Fowles      250,000          34.4%          $ 0.27      July 27, 2011

The above options vest ratably over a four-year period beginning July 27, 2001.


Fiscal Year-End Option Value Table

     The following table sets forth the number of shares underlying outstanding options at December 31, 2001 and their related value for the Named Executive
Officers:


                          Number of Securities            Value of Unexercised
                     Underlying Unexercised Options           In-the-money
                          at December 31, 2001       Options at December 31, 2001 (1)
                     ------------------------------  --------------------------------

Name                  Exercisable    Unexercisable     Exercisable   Unexercisable
----                  -----------    -------------     -----------   -------------
Neil G. Blomquist        853,015         37,500          $41,200        $  --
John R. Battendieri       12,500         37,500             --             --
Joseph J. Stern           12,500         37,500             --             --
Hubert H. Holcombe        62,500        187,500             --             --
Robert B. Fowles          62,500        437,500             --           25,000
                       ---------        -------          -------        -------
Totals                 1,003,015        737,500          $41,200        $25,000
                       =========        =======          =======        =======

(1)  Based on a closing stock price of $0.37 at December 31, 2001.


Employment Agreements

     The Company is a party to an employment agreement with Jethren P. Phillips covering the period commencing October 6, 1999 and ending October 6, 2002, subject to automatic extension for successive one-year terms at the election of Mr. Phillips. The agreement provides for Mr. Phillips to serve as Chairman of the Board of the Company's Board of Directors. Mr. Phillips may terminate the agreement upon 90 days written notice to the Company. The Company may terminate the agreement only for cause or in the event of the Executive's death or disability. The agreement includes a non-competition clause under which Mr. Phillips agrees that during the term of the agreement and for three years thereafter he will not, directly or indirectly, whether as an officer, director, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever which were known to him to directly compete with the Company, throughout the world, in any line of business engaged in (or planned to be engaged in) by the Company; provided, however, that anything above to the contrary notwithstanding, the Executive may own, as a passive investor, securities of any competitor corporation, so long as the Executive's direct holdings in any one such corporation shall not in the aggregate constitute more than 1% of the voting stock of such corporation.

     The Company is a party to an employment agreement with Neil G. Blomquist covering the period commencing October 6, 1999 and ending October 6, 2002, subject to automatic extension for successive one-year terms at the election of both parties. The agreement provides for Mr. Blomquist to serve as the Company's President-Consumer Brands. At the filing date of this Proxy Statement, the Company was in final negotiations with Mr. Blomquist to enter into a new employment agreement under which Mr. Blomquist would serve as the Company's President and Chief Executive Officer.

     The Company was a party to an employment agreement with Joseph J. Stern covering the period commencing October 6, 1999 and ending April 25, 2002. The agreement provided for Mr. Stern to serve as President of Organic Ingredients, Inc. The employment agreement terminated effective with the sale of the Organic Ingredients business on April 25, 2002.

     The Company was a party to an employment agreement with John R. Battendieri covering the period commencing October 6, 1999 and ending April 25, 2002. The agreement provided for Mr. Battendieri to serve as Vice President-Business Development. The employment agreement terminated effective with the sale of the Organic Ingredients business on April 25, 2002. The Company then entered into a consulting agreement with Mr. Battendieri for a two-year period commencing on April 25, 2002 and ending on April 25, 2004. The agreement calls for Mr. Battendieri to provide private label consulting services to the Company at a fee of $99,000 per annum plus expenses.

     The Company was a party to an employment agreement with Hubert H. Holcombe, Jr. covering the period commencing November 29, 1999 and ending November 29, 2001. The agreement provided for Mr. Holcombe to serve as the Company's Vice President of Operations. The Company elected to not renew the employment agreement, and Mr. Holcombe continues to serve the Company in the same capacity under an at-will employment relationship.

     The Company was a party to an employment agreement with Robert B. Fowles covering the period commencing June 26, 2000 and ending June 26, 2002. The agreement provided for Mr. Fowles to serve as the Company's Chief Financial Officer and Secretary. The Company elected to not renew the employment agreement, and Mr. Fowles continues to serve the Company in the same capacity under an at-will employment relationship.

Certain Transactions with Related Parties

     In connection with the 1999 merger, the Company assumed a promissory note held by Mr. Battendieri for a capital loan made to Organic Ingredients, which had a balance due as of October 6, 1999 of $102,000. The note is being amortized over 60 months with interest at 10% per annum. During 2001 the Company made payments of $26,000 to Mr. Battendieri representing principal and interest payments under the note.

     Also in connection with the merger, the Company assumed a promissory note held by Mr. Stern for the advance of funds to Organic Ingredients. At October 6, 1999 the outstanding balance due including principal and interest was $110,400. The note is being amortized over 60 months with interest at 10% per annum. During 2001 the Company made payments of $28,100 to Mr. Stern representing principal and interest payments under the note.

     In January 2001 the Company executed an unsecured, subordinated promissory note with Mr. Phillips for $50,000 bearing interest at 15% per annum. The Company applied the proceeds towards its working capital requirements. The Company retired the note on June 14, 2001 with proceeds received from the sale of the tomato-based product lines. The Company paid interest of $3,700 to Mr. Phillips during 2001 under the note.

     In February 2001 Thomas Simone, a non-executive Director of the Company, purchased 160,000 restricted shares under Regulation D of the Securities Act of 1933, in a transaction approved by the Company's disinterested members of the Board of Directors. The shares were purchased at $0.3125 per share, the closing price of the Company's common stock as quoted on the Over the Counter Bulletin Board system on the date the Board approved the transaction. In addition to the shares purchased, the Company issued common stock purchase warrants to Mr. Simone for an additional 160,000 shares at the same price, which expire five years from the date issued.

     The Company has retained Moore Consulting Company for investment banking, consulting and management advisory services. Moore Consulting is operated as a sole proprietorship by Phillip Moore, a non-executive Director of the Company. During 2001 the Company made payments of $70,000 to Moore Consulting Company for consulting and management advisory services. In addition, the Company paid Moore Consulting an investment banking fee of $78,200 in June 2001 in connection with the sale of the Company's tomato-based product lines.

     During 2002 the Company paid $15,000 to Moore Consulting Company for management advisory services and $75,500 as an investment banking fee in connection with the sale of the Organic Ingredients business.

     The Company believes that the terms and conditions of the above transactions were fair, reasonable and consistent with terms the Company could have obtained from unaffiliated third parties. Any future transactions with the Company's executive officers or directors will be entered into on terms that are no less favorable to the Company than those that are available from unaffiliated third parties, and all such transactions will be approved by a majority of the Company's disinterested directors.

Report of the Compensation Committee on Executive Compensation

Overview and Philosophy

     The Compensation Committee of the Company's Board of Directors (the "Committee") is responsible for making recommendations concerning salaries and incentive compensation for employees of the Company, including the Company's Chief Executive Officer and other executive officers. The Committee currently consists of Messrs. Lynch, Simone, and Moore. This report addresses the Company's compensation policies for fiscal 2001 as they affected the Chief Executive Officer and the Company's other executive officers.

     The objectives of the Company's executive compensation program are to:

     o Attract and retain key executives critical to the long-term success of the Company.

     o Align the executive officers' interests with the interests of stockholders and the success of the Company.

     o    Recognize and reward individual performance and responsibility.

Compensation Program

General. The Company's executive compensation program generally consists of a base salary, participation in the management incentive plan, and long-term incentive compensation in the form of stock options. Executives also participate in benefit programs that are generally available to all employees of the Company, including medical and dental insurance, the Company's 401(k) Plan, life insurance plan and the Company's vacation policy.

     All compensation decisions are determined following a review of many factors that the Committee believes are relevant, including third-party data, the Company's achievements over the past year, the individual's contributions to the Company's success, any significant changes in role or responsibility, and the internal equity of compensation relationships.

     In general, the Committee intends that the overall total compensation opportunities provided to the executive officers should reflect competitive compensation for executives with corresponding responsibilities in comparable firms providing similar products and services. To the extent determined to be appropriate, the Committee also considers general economic conditions, the Company's financial performance and individual merit in setting compensation policies for its executive officers.

     For fiscal 2001, the Committee reviewed the appropriate mix between salary and other forms of compensation and set annual compensation guidelines for the Company's executives. The Committee also evaluated expensing stock options under SFAS123 and elected to continue the current treatment under the provisions of APB25, which requires footnote disclosure of the impact on the Company's financial statements as if the expensing of stock options had been elected.

Long-Term Incentive Compensation. Long-term incentives for executive officers and key employees are provided through individual stock ownership and the Company's Amended 1995 Stock Option Plan. The objectives of these plans are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company. Stock options are granted at an option price equal to the fair market value or, in the case of owners of 10% or more of the Company's common stock, 10% above the fair market value of the Company's common stock on the date of grant and will only have value if the Company's stock price increases. In selecting executives eligible to receive option grants and determining the amount and frequency of such grants, the Company evaluates a variety of factors, including (i) the job level of the executive, (ii) option grants awarded by competitors to executives at a comparable job level, and (iii) past, current and prospective service to the Company rendered, or to be rendered, by the executive.

     This report respectfully submitted by:

     Charles A. Lynch, Chairman
     Thomas B. Simone
     Phillip L. Moore
     Members of the Compensation Committee

Compensation Committee Interlocks and Insider Participation

     The current members of the Company's Compensation Committee are Messrs. Lynch, Moore and Simone. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

Comparative Stock Performance

     The graph and table below compares the cumulative total stockholder return on the common stock of the Company for the period from August 12, 1997 (the date of the Company's initial public offering) through December 31, 2001 with the cumulative total return on (i) an index of organic food and nutritional supplement companies and (ii) the Russell 2000 Index. The comparison assumes the investment of $100 on August 12, 1997 in the Company's common stock and in each of the indices and, in each case, assumes reinvestment of all dividends. The index of organic food and nutritional supplement companies includes Hain Celestial Group, Horizon Organic, Green Mountain Coffee, Monterey Pasta Company and Galaxy Nutritional Foods, among others. Prior to August 12, 1997 the Company's common stock was not registered under the Exchange Act.



                COMPARISON OF 52 MONTH CUMULATIVE TOTAL RETURN*
 AMONG SPECTRUM ORGANIC PRODUCTS, INC., THE RUSSELL 2000 INDEX AND A PEER GROUP


                               [GRAPHIC OMITTED]


     * $100 invested on 8/12/97 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.



                                                Cumulative Total Return
                                 ---------------------------------------------------------
                                 8/12/97     12/97     12/98     12/99     12/00     12/01
                                 -------     -----     -----     -----     -----     -----
Spectrum Organic Products, Inc.   100.00     65.00     12.86     11.43      7.43      8.46
Russell 2000                      100.00    128.62    163.37    197.54    182.15    159.47
Peer Group                        100.00    106.18    144.68    113.02    141.90    146.92


     The Company will request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the Proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

The board of directors hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to submit your vote following the instructions included on page 1 of this Proxy. Prompt response will greatly facilitate arrangements for the meeting and your cooperation is appreciated.
Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxy cards.

                                       By Order of the Board of Directors,


                                       Jethren P. Phillips,
                                       Chairman of the Board
                                       October 1, 2002


                                       15